Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

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Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of	Zurich, February 20, 2024
Transocean Ltd., Steinhausen

Report of the statutory auditor

Report on the audit of the financial statements

Opinion

We have audited the financial statements of Transocean Ltd. (the Company), which comprise the balance sheet as at December 31, 2023, the statement of operations for the year then ended and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements comply with Swiss law and the Company’s articles of incorporation.

Basis for opinion

We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH).  Our responsibilities under those provisions and standards are further described in the “Auditor's responsibilities for the audit of the financial statements” section of our report.  We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For the matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the “Auditor's responsibilities for the audit of the financial statements” section of our report, including in relation to these matters.  Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the accompanying financial statements.

Impairment assessment of investments in subsidiaries
Risk

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response	Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Other information

The Board of Directors is responsible for the other information.  The other information comprises the information included in the annual report, but does not include the consolidated financial statements, the stand-alone financial statements, the compensation report and our auditor’s reports thereon.  The annual report is expected to be made available to us after the date of this auditor's report.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

If, based on the work we perform, we conclude that there is a material misstatement of this other information, we are required to report that fact.

Board of Directors’ responsibilities for the financial statements

The Board of Directors is responsible for the preparation of the financial statements in accordance with the provisions of Swiss law and the Company's articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists.  Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on EXPERTsuisse’s website at: https://www.expertsuisse.ch/en/audit-report.  This description forms an integral part of our report.

Report on other legal and regulatory requirements

In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the financial statements according to the instructions of the Board of Directors.

Furthermore, we confirm that the proposed appropriation of accumulated losses brought forward complies with Swiss law and the Company’s articles of incorporation.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2023		2022
Income
Dividend income	chf	716,872	chf	16,790
Guarantee fee income		794		979
Financial income		1,104		—
Administrative services income		650		595
Total income		719,420		18,364

Costs and expenses
General and administrative		17,135		27,556
Financial expense		104,166		40,883
Currency translation gain		(4,212)		(712)
Total costs and expenses		117,089		67,727

Direct taxes		—		272

Net income (loss) for the year	chf	602,331	chf	(49,091)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(In thousands)

	December 31,
	2023		2022
Assets
Cash	chf	1,001	chf	682
Receivables from subsidiaries		73,225		10,622
Other current assets		2,528		2,854
Total current assets		76,754		14,158

Investment in subsidiaries		5,006,280		4,200,876

Property and equipment		1,038		1,140
Less accumulated depreciation		1,038		1,140
Property and equipment, net		—		—

Other non-current assets		683		968
Total non-current assets		5,006,963		4,201,844
Total assets	chf	5,083,717	chf	4,216,002

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	9,890	chf	8,543
Interest payable to subsidiaries		31,109		21,607
Other current liabilities		495		327
Total current liabilities		41,494		30,477

Long-term interest bearing notes payable to subsidiary		1,112,548		1,492,442
Long-term lease liabilities		335		397
Deferred gains on currency translation		236,481		118,891
Other long-term liabilities		61,761		—
Total non-current liabilities		1,411,125		1,611,730

Share capital		84,371		79,724
Statutory capital reserves from capital contribution		14,296,975		4,346,650
Statutory capital reserves from other capital reserves		27,982		27,982
Statutory capital reserves from capital contribution for shares held by subsidiaries		79,977		79,977
Free capital reserves from capital contribution		—		9,500,000
Accumulated loss
Accumulated losses brought forward from previous years		(11,460,538)		(11,411,447)
Net income (loss) for the year		602,331		(49,091)
Total shareholders’ equity		3,631,098		2,573,795
Total liabilities and shareholders’ equity	chf	5,083,717	chf	4,216,002

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Financing GmbH (“TFIN”), Transocean Inc., Transocean Management Services GmbH, Transocean Quantum Holdings Limited (“TQHL”), and Triton Quantum I GmbH (“TQ1G”), our direct wholly owned subsidiaries.  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange.  At December 31, 2023 and 2022, we had fewer than 10 full-time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”).  Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in non-Swiss currencies using the year-end currency exchange rates, except prior-year transactions for our investments in subsidiaries and our shareholders’ equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in non-Swiss currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2023	2022	2023	2022
CHF / USD	0.90	0.95	0.84	0.92
CHF / GBP	1.12	1.19	1.07	1.12
CHF / NOK	0.09	0.10	0.08	0.09

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.  We defer net unrealized currency exchange and translation gains.

Cash—We hold cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Note 3—Investment in Subsidiaries

Direct Investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2023		2022
Transocean Financing GmbH	Finance	Switzerland	100%	chf	20	chf	6,463	chf	—
Transocean Inc.	Holding	Cayman Islands	100%	usd	3,192	chf	4,200,792	chf	4,200,768
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20	chf	108	chf	108
Transocean Quantum Holdings Limited	Holding	Cayman Islands	100%	usd	—	chf	88,473	chf	—
Triton Quantum I GmbH	Holding	Switzerland	100%	chf	20	chf	710,444	chf	—

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

In September 2023, we acquired Liquila Ventures Ltd. (“LVL” and together with its subsidiaries, “Liquila”) and contributed our acquired ownership interests to TQHL, which increased our investment in TQHL by CHF 88 million (see Note 4—Shareholders’ Equity).  In October 2023, we contributed CHF 20,000 to TQ1G, formed to own and hold investments in certain subsidiaries.  In November 2023, we received from Transocean Inc. a distribution of two ultra-deepwater drillships, and we contributed the drillships to TQ1G, which increased our investment in TQ1G by CHF 710 million (see Note 8—Related Party Transactions).  In December 2023, we received from Transocean Inc. a distribution of ownership interests in TFIN, and as a result, TFIN became our direct wholly owned subsidiary.

Impairment evaluation—In the years ended December 31, 2023 and 2022, as a result of our annual impairment test, we determined that the carrying amount of our investments in subsidiaries was not impaired.

Principal indirect investments—Our principal indirect investments in subsidiaries were as follows:

December 31, 2023			December 31, 2022
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	Cayman Islands	100%	Deepwater Pacific 1 Inc.	Cayman Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Aquila Limited	Cayman Islands	100%
Transocean Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Atlas Limited	Cayman Islands	100%	Transocean Atlas Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
			Transocean Financing GmbH	Switzerland	100%
Transocean Guardian Limited	Cayman Islands	100%	Transocean Guardian Limited	Cayman Islands	100%
Transocean Holdings 1 Limited	Cayman Islands	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
			Transocean Phoenix 2 Limited	Cayman Islands	100%
			Transocean Pontus Limited	Cayman Islands	100%
Transocean Poseidon Limited	Cayman Islands	100%	Transocean Poseidon Limited	Cayman Islands	100%
			Transocean Proteus Limited	Cayman Islands	100%
Transocean Quantum Management Limited	Cayman Islands	100%	Transocean Quantum Management Limited	Cayman Islands	100%
			Transocean Sentry Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Titan Financing Limited	Cayman Islands	100%	Transocean Titan Financing Limited	Cayman Islands	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Atlas GmbH	Switzerland	100%	Triton Atlas GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%
Triton Quantum Rig Holdings GmbH	Switzerland	100%
Triton Titan GmbH	Switzerland	100%	Triton Titan GmbH	Switzerland	100%
Triton Voyager Asset Leasing GmbH	Switzerland	100%	Triton Voyager Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2023, we formed the following principal indirect subsidiaries: (a) Transocean Aquila Limited, formed to issue senior secured notes that will be secured by Deepwater Aquila, a newbuild ultra-deepwater drillship under construction, and (b) Triton Quantum Rig Holdings GmbH (“TQRHL”), formed to own two ultra deepwater drillships.  In the year ended December 31, 2023, we removed from the schedule of principal indirect investments certain entities that were issuers of secured debt securities that were early retired during the year.

In the year ended December 31, 2022, we formed the following principal indirect subsidiaries: (a) Triton Atlas GmbH (“TAG”), formed to own the ultra-deepwater drillship Deepwater Atlas, which is held as security for borrowings under a shipyard loan, and (b) Transocean Titan Financing Limited to issue senior secured notes that are secured by the ultra-deepwater drillship Deepwater Titan.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Shareholders’ Equity

Overview—Changes in our shareholders’ equity were as follows (in thousands):

	Share capital			Statutory capital reserves (a)						Free reserves
	Shares	Amount		from capital contribution		from other capital reserves		from capital contribution for shares held by subsidiaries (b)		Free capital reserves from capital contribution		Accumulated losses		Total shareholders’ equity

Balance at December 31, 2021	728,176	chf	72,817	chf	4,071,376	chf	27,982	chf	79,977	chf	9,500,000	chf	(11,411,447)	chf	2,340,705
Shares issued to Transocean Inc.	69,068		6,907		—		—		—		—		—		6,907
Shares issued for exchanged debt	1		—		7		—		—		—		—		7
Shares issued under at-the-market equity offering	—		—		252,701		—		—		—		—		252,701
Shares issued for long-term incentive plans	—		—		22,566		—		—		—		—		22,566
Net loss for the year	—		—		—		—		—		—		(49,091)		(49,091)
Balance at December 31, 2022	797,245		79,724		4,346,650		27,982		79,977		9,500,000		(11,460,538)		2,573,795
Shares issued to Transocean Inc	34,600		3,460		—		—		—		—		—		3,460
Shares issued to TQHL for LVL purchase	11,870		1,187		87,286		—		—		—		—		88,473
Shares issued for exchanged debt, 0.5% note	1		—		6		—		—		—		—		6
Shares issued for exchanged debt, 2.5% note	—		—		208,039		—		—		—		—		208,039
Shares issued for exchanged debt, 4.0% note	—		—		52,827		—		—		—		—		52,827
Shares issued for exchanged debt, 4.625% note	—		—		35,712		—		—		—		—		35,712
Shares issued for long-term incentive plans	—		—		66,455		—		—		—		—		66,455
Reallocation of free capital reserves to statutory capital reserves from capital contribution	—		—		9,500,000		—		—		(9,500,000)		—		—
Net income for the year	—		—		—		—		—		—		602,331		602,331
Balance at December 31, 2023	843,716	chf	84,371	chf	14,296,975	chf	27,982	chf	79,977	chf	—	chf	(10,858,207)	chf	3,631,098

a)	As of December 31, 2023, the statutory capital reserves from capital contribution were CHF 13,648,046, approved as of December 31, 2021 by Swiss Federal Tax Administration (“SFTA”) for distribution without any Swiss withholding tax consequences, and CHF 12,803 were pending approval. As of December 31, 2023 and 2022, an increase of CHF 447,324 and CHF 268,819, respectively, to the statutory capital reserves from capital contribution was pending approval by SFTA.
b)	The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly through Transocean Inc. See Note 5—Own Shares.

In September 2023, we issued 11.9 million shares with an aggregate value of USD 99 million, equivalent to CHF 88 million, to acquire the outstanding equity ownership interests of LVL, an entity in which we previously held a noncontrolling ownership interest, and as a result, Liquila became our wholly owned subsidiary.  In November 2023, we contributed the acquired LVL shares to TQHL, which TQHL subsequently contributed to TQRHL, a company partially owned and controlled by a wholly owned subsidiary of Transocean Inc.

Authorized share capital and general capital authorization (Kapitalband)—During the year ended December 31, 2023, our board of directors approved out of authorized share capital the issuance of 34.6 million of our shares, par value CHF 0.10 each, for an aggregate value of USD 4 million, equivalent to CHF 4 million, which corresponds to the number of shares used in connection with the conversion of USD 213 million principal amount of Transocean Inc.’s 2.5% senior guaranteed exchangeable bonds due 2027.  During the year ended December 31, 2022, our board of directors approved out of authorized share capital the issuance of 69.1 million, par value CHF 0.10 each, for an aggregate value of USD 7 million, equivalent to CHF 7 million, earmarked for certain equity offerings, including an at-the-market equity offering (the “ATM Program”).

At our annual general meeting of shareholders on May 11, 2023, shareholders approved a general capital authorization to issue up to 159.4 million shares, thereby replacing our authorization to issue shares using authorized share capital that was previously approved by shareholders at the Company’s 2022 annual general meeting.  The general capital authorization may be used for purposes in accordance with the provisions of Article 5 of the Company’s articles of association.  Our board of directors has an authority to increase the share capital, within general capital authorization, solely for the purpose of granting shares under our incentive plans, by issuing up to a maximum of 30.0 million of our shares.  Our board of directors approved the issuance of 11.9 million of our shares, par value CHF 0.10 each, for an aggregate value of USD 1 million, equivalent to CHF 1 million, to Transocean Inc., using the general capital authorization.  At December 31, 2023, based on shareholder approval dated May 11, 2023, the remaining authority of our board of directors to issue shares out of general capital authorization, including the authority for granting shares under our incentive plans, is limited to a maximum of 177.6 million shares.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 142.4 million additional shares, under either of the following circumstances, without obtaining additional shareholder approval:

(1)	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or
(2)	in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.  In the years ended December 31, 2023 and 2022, we issued 582 shares and 681 shares, respectively, out of conditional share capital to holders that exercised their options to exchange the 0.5% exchangeable senior bonds due 2023 into our shares.  In March 2019, we and Transocean Inc. entered into an option agreement, pursuant to which we granted Transocean Inc. the right to acquire 12.0 million shares from us to satisfy obligations under our share-based compensation plans.  In March 2019, we issued to 1.4 million shares out of conditional share capital to Transocean Inc. upon partial exercise of its right to acquire our shares under the option agreement in exchange for USD 12 million, equivalent to CHF 12 million.  At December 31, 2023 and 2022, our board of directors were authorized to issue up to a maximum of 142.4 million shares out of conditional share capital.

Share issuance—We intend to use the net proceeds of our ongoing ATM Program for general corporate purposes, which may include, among other things, the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, investments, and additional balance sheet liquidity.  In August 2022, we entered into an equity distribution agreement with a sales agent for the offer and sale of our shares with a maximum aggregate net offering price of up to USD 435 million, equivalent to CHF 418 million under the ATM Program.  In the year ended December 31, 2023, we did not issue any shares under the ATM Program.  In the year ended December 31, 2022, we received aggregate cash proceeds of USD 270 million, equivalent to CHF 259 million, for the aggregate sale of 61.0 million shares, under the ATM Program.

Reallocation of reserves—At our annual general meeting of shareholders on May 11, 2023, shareholders approved reallocation of CHF 9.50 billion of free capital reserves from capital contribution to statutory capital reserves from capital contribution.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2021	72,671	728,176	9.98%
Transfers under share-based compensation plans	(5,374)
Shares issued to Transocean Inc.	69,068
Shares issued under at-the-market equity offering	(61,008)
Balance at December 31, 2022	75,357	797,245	9.45%
Transfers under share-based compensation plans	(10,197)
Shares issued to Transocean Inc.	34,600
Debt conversion activity	(65,075)
Balance at December 31, 2023	34,685	843,716	4.11%

Shares held by subsidiaries—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares through equity offerings.  In the years ended December 31, 2023 and 2022, we transferred 10.2 million and 5.4 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans.  At December 31, 2023 and 2022, Transocean Inc. held 4.6 million and 14.9 million of our shares, respectively, to satisfy obligations under our share-based compensation plans.

In the years ended December 31, 2023 and 2022, we transferred 34.6 million and 69.1 million shares, respectively, at par value, to Transocean Inc.  In the year ended December 31, 2023, Transocean Inc. transferred 38.6 million, 13.3 million and 13.1 million, respectively, shares to us, for shares issued for conversion of 2.5% note, 4.0% note and 4.625% note, at par value, together with a fee of 5 percent on the par value of the transferred shares.  At commencement of ATM Program, Transocean Inc. transferred shares to us, equal to shares issued under ATM Program, at par value, together with a fee of 5 percent on the par value of the transferred shares.  At December 31, 2023 and 2022, Transocean Inc. held 30.1 million and 60.5 million of our shares, respectively, for issuance to satisfy note conversions or issuance under the ATM program.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.50 billion. At December 31, 2023, the authorization remaining under the share repurchase program was for the repurchase of our

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

outstanding shares for an aggregate cost of up to CHF 3.24 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

December 31, 2023			December 31, 2022
Name	Number of shares	Percentage of issued share capital	Name	Number of shares	Percentage of issued share capital
Frederik W. Mohn / Perestroika (Cyprus) Ltd.	84,882	10.49%	The Vanguard Group	63,405	8.78%
The Vanguard Group	68,551	8.47%	PRIMECAP Management Company	46,565	6.45%
PRIMECAP Management Company	50,699	6.27%	Frederik W. Mohn / Perestroika AS	48,268	6.69%

Shares held by members of our board of directors—The members of our board of directors held shares, including shares held privately, as follows:

	December 31, 2023		December 31, 2022
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options and conversion rights
Chadwick C. Deaton	555,543	—	489,040	—
Glyn A. Barker	348,111	—	312,457	—
Vanessa C.L. Chang	400,069	—	364,415	—
Frederico F. Curado	345,127	—	309,473	—
Domenic J. Dell’Osso, Jr. (a)	35,654	—	—	—
Vincent J. Intrieri	360,367	—	324,713	—
Samuel J. Merksamer	351,103	—	315,449	—
Frederick W. Mohn (b)	84,882,156	—	48,267,959	34,618,147
Edward R. Muller	376,293	—	340,639	—
Margareth Øvrum	144,606	—	108,952	—
Diane de Saint Victor (c)	—	—	217,134	—
Jeremy D. Thigpen	7,937,544	1,212,621	7,197,866	1,212,621
Total	95,736,573	1,212,621	58,248,097	35,830,768

a)	Mr. Dell’Osso was elected to the board, effective May 11, 2023.
b)	Conversion rights associated with the Exchangeable Bonds, held by Mr. Mohn and his affiliates expired in 2023.
c)	Ms. de Saint Victor retired from the board, effective May 11, 2023.

Shares held by members of our executive management team—Our executive management team consists of the Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the President and Chief Operations Officer.  The members of our executive management team held shares, including shares held privately, and conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2023					December 31, 2022
Name	Number of shares held	Number of granted share units vesting in 2024	Number of granted share units vesting in 2025	Number of granted share units vesting in 2026	Total shares and share units	Number of shares held	Number of granted share units vesting in 2023	Number of granted share units vesting in 2024	Number of granted share units vesting in 2025	Total shares and share units
Jeremy D. Thigpen	3,458,592	2,074,337	1,176,781	193,518	6,903,228	1,967,879	2,145,628	1,880,820	385,357	6,379,684
Mark L. Mey	984,317	708,241	397,164	65,312	2,155,034	822,392	773,105	642,929	130,058	2,368,484
Keelan I. Adamson	482,813	709,110	411,874	67,731	1,671,528	121,020	667,610	641,379	134,875	1,564,884
Total	4,925,722	3,491,688	1,985,819	326,561	10,729,790	2,911,291	3,586,343	3,165,128	650,290	10,313,052

The number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares and share units exclude vested but unissued shares for share units granted in 2021 with a performance requirement through 2023, and such shares are expected to be issued in the first quarter of 2024.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2023					December 31, 2022
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2023	Number of granted stock options vesting in 2024	Number of granted stock options vesting in 2025	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2023	Number of granted stock options vesting in 2024	Number of granted stock options vesting in 2025	Total vested and unvested stock options
Jeremy D. Thigpen	1,212,621	—	—	—	1,212,621	1,212,621	—	—	—	1,212,621
Mark L. Mey	485,597	—	—	—	485,597	485,597	—	—	—	485,597
Keelan I. Adamson	264,856	—	—	—	264,856	280,623	—	—	—	280,623
Total	1,963,074	—	—	—	1,963,074	1,978,841	—	—	—	1,978,841

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2023			December 31, 2022
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Non-executive board members	357,389	chf	1,886,994	548,182	chf	1,966,149
Executive management team	1,988,650		12,676,115	3,863,047		13,830,395
Employees	22,530		150,122	40,000		165,970
Total	2,368,569	chf	14,713,231	4,451,229	chf	15,962,514

Note 7—Guarantees, Contingencies and Commitments

Transocean Inc. and certain indirect subsidiaries’ debt obligations—Transocean Inc., Transocean Poseidon Limited, Transocean Aquila Limited and Transocean Titan Financing Limited have each issued certain debt securities or entered into other credit arrangements, including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2023 and 2022, the aggregate carrying amount of debt that we have guaranteed was USD 6.77 billion and USD 7.08 billion, respectively, equivalent to CHF 5.69 billion and CHF 6.55 billion, respectively.  In the years ended December 31, 2023 and 2022, we recognized guarantee fee income of CHF 1 million.

Surety bond performance obligations—On August 18, 2020, we provided a guarantee in favor of our subsidiaries issuing or reinsuring or procuring the issue or reinsurance of surety bonds in Brazil.  At December 31, 2023 and 2022, our guarantee was in support of USD 65 million and USD 61 million, equivalent to CHF 55 million and CHF 51 million, respectively, of outstanding surety bonds.

Swiss group value added tax obligations—We are one of a group of Swiss entities that are jointly and severally liable for the entire Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 8—Related Party Transactions

Credit agreements—On June 1, 2011, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 2.00 billion revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2023 and 2022, we had no borrowings outstanding under the revolving credit facility.

On November 30, 2018, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.20 billion revolving credit facility, which is scheduled to expire on December 5, 2024.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2023 and 2022, we had borrowings of USD 830 million and USD 734 million, equivalent to CHF 698 million and CHF 678 million, respectively, outstanding under the credit facility at an interest rate of 3.75 percent and 2.0 percent, respectively.

Exchangeable notes—On September 30, 2022, we issued to Transocean Inc. USD 300 million aggregate principal amount of an exchangeable loan note (the “4.625% note) with interest payable semiannually at a rate of 4.625 percent per annum in a non-cash exchange for USD 73 million aggregate principal amount of the 0.5 percent loan note and USD 227 million aggregate principal amount of the USD 1.2 billion revolving credit facility.  The 4.625% note may be converted at any time prior to the maturity date at an exchange rate of 290.6618 shares per USD 1,000 note, which implies a conversion price of USD 3.44 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 4.625% note upon the occurrence of certain events.  In October 2023, a holder of USD 41 million, equivalent to CHF 37 million, aggregate principal amount of the 4.625% note exchanged such note for our shares at the applicable exchange rate.  As part of the transaction, we delivered an aggregate 13.1 million of our shares, including

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

1.2 million additional shares.  At December 31, 2023 and 2022, the outstanding principal amount of the 4.625% note was USD 259 million and USD 300 million, equivalent to CHF 218 million and CHF 277 million, respectively.

On February 26, 2021, we issued to Transocean Inc. USD 294 million aggregate principal amount of an exchangeable loan note (the “4.0% note”) with interest payable semiannually at a rate of 4.0 percent per annum in a non-cash exchange for USD 323 million aggregate principal amount of the 0.5 percent loan note.  The 4.0% note may be converted at any time prior to the maturity date at an exchange rate of 190.4762 shares per USD 1,000 note, which implies a conversion price of USD 5.25 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 4.0% note upon the occurrence of certain events.  In October 2023, holder of USD 60 million, equivalent to CHF 54 million, aggregate principal amount of the 4.0% note exchanged such note at the applicable exchange rate in our shares.  As part of the transaction, we delivered an aggregate 13.3 million of our shares, including an aggregate 1.9 million additional shares.  At December 31, 2023 and 2022, the outstanding principal amount of the 4.0% note was USD 234 million and USD 294 million, equivalent to CHF 197 million and CHF 272 million, respectively.

On August 14, 2020, we issued to Transocean Inc. USD 238 million aggregate principal amount of an exchangeable loan note (the “2.5% note”) with interest payable semiannually at a rate of 2.5 percent per annum in a non-cash exchange for USD 397 million aggregate principal amount of the 0.5 percent loan note.  The 2.5% note may be exchanged at any time prior to the maturity date at an exchange rate of 162.1626 shares per USD 1,000 note, which implies a conversion price of USD 6.17 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 2.5% note upon the occurrence of certain events.  The 2.5% note was fully converted in 38.6 million shares in 2023 and there was no balance outstanding at the year end.  At December 31, 2022, the outstanding principal amount of the 2.5% note was USD 238 million, equivalent to CHF 220 million.

In the year ended December 31, 2018, we issued to Transocean Inc. USD 863 million aggregate principal amount of an exchangeable loan note, as amended (the “0.5% note”), with interest payable at maturity at a rate of 0.50 percent per annum.  The 0.5% note could be exchanged at any time prior to the maturity date at an exchange rate of 97.29756 shares per USD 1,000 note, which implied a conversion price of USD 10.28 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. could require us to repurchase all or a portion of the 0.5% note upon the occurrence of certain events.  At December 31, 2022, the outstanding principal amount of the 0.5% note was USD 49 million, and in the year ended December 31, 2023, we redeemed the outstanding principal in full.

Distributions—In the year ended December 31, 2023, Transocean Inc. distributed to us TFIN, its wholly owned subsidiary, and two ultra-deepwater drillships with an aggregate value of USD 8 million and USD 812 million, respectively, equivalent to CHF 6 million and CHF 710 million, respectively.  In the year ended December 31, 2022, Transocean Inc. made a distribution of USD 18 million, equivalent to CHF 17 million, in satisfaction of amounts due under the 0.5% note.

Warrants—In September 2022, we and Transocean Inc. entered into a warrant agreement, under which we issued to Transocean Inc. 22.2 million warrants to purchase our shares.  The initial carrying amount of the warrants, measured at the estimated fair value on the date of issuance, was USD 17 million, equivalent to CHF 14 million, recorded in other long-term liabilities with a corresponding entry to receivable from subsidiaries for proceeds due from Transocean Inc. upon exercise of its warrants.  The warrants are expected to be used in connection with Transocean Inc.’s obligation to deliver our shares as a result of the exercise of 22.2 million warrants, issued by Transocean Inc., to purchase our shares.  Transocean Inc. may exercise, in whole or in part, its right to acquire the warrant shares issuable upon exercise of such warrants by delivering to us an amount equal to the aggregate exercise price for the net share amount.  In the year ended December 31, 2023, we recognized an unrealized loss of USD 57 million, equivalent to CHF 51 million, recorded in financial expense, with a corresponding adjustment to the liability to reflect the estimated aggregate fair value of the warrants.  At December 31, 2023 and 2022, we had outstanding 22.2 million warrants to purchase our shares.

General and administrative services—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  During the year ended December 31, 2022, we terminated the agreement with subsidiaries for general and administrative services.

We perform administrative services for our Swiss subsidiaries, for which we earn income based on the cost of such services, together with a markup of 7 percent.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF THE ACCUMULATED LOSSES

(in thousands)

The board of directors proposes that shareholders at the annual general meeting in 2024 approve the following appropriation:

	December 31,
	2023
Accumulated losses brought forward from previous years	CHF	(11,460,538)
Net income for the year		602,331
Accumulated losses to be brought forward	CHF	(10,858,207)